UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2023

Bellerophon Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36845	47-3116175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

184 Liberty Corner Road, Suite 302 Warren, New Jersey	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 574-4770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BLPH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On March 3, 2023, Bellerophon Therapeutics, Inc. (the “Company”) entered into a subscription agreement with an institutional investor, pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) (i) an aggregate of 718,474 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,781,526 shares of Common Stock. The Shares will be sold to the purchasers at a price per share of $2.00 per share. The Pre-Funded Warrants will be sold at an offering price of $1.99 per Pre-Funded Warrant, which represents the per share offering price for the Common Stock less a $0.01 per share exercise price for each such Pre-Funded Warrant. The net proceeds from the Offering, after deducting estimated expenses, are expected to be approximately $5 million.

The Company intends to use the proceeds of this $5 million offering to complete the Company’s REBUILD Phase 3 study and for working capital and general corporate purposes. The REBUILD study is a Phase 3, randomized, double-blind, placebo-controlled dose escalation and verification clinical trial evaluating the safety and efficacy of pulsed inhaled nitric oxide (iNO) in patients at risk for pulmonary hypertension associated with pulmonary fibrosis on long-term oxygen therapy. With a total of 145 patients fully enrolled, the study is powered >90%, (p-value of 0.01) for the primary endpoint of a change in MVPA measured by actigraphy based on the results from Phase 2. The Company expects to report topline data in mid-2023.

The Subscription Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. No underwriter or placement agent participated in the Offering.

The Pre-Funded Warrants are exercisable at any time after the date of issuance. A holder of Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage, but not in excess of 19.99%, by providing at least 61 days’ prior notice to the Company.

The Offering is being made pursuant to the Company’s shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), originally filed on June 26, 2020 (File No. 333-239473), which the SEC declared effective on July 2, 2020, and a related prospectus supplement.

The Company expects to close the Offering on March 7, 2023, subject to the satisfaction of customary closing conditions.

The Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the foregoing description of the terms of the Subscription Agreement is qualified in its entirety by reference to such exhibit. The form of Pre-Funded Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K and the foregoing description of the terms of the Pre-Funded Warrants is qualified in its entirety by reference to such exhibit. A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., relating to the legality of the issuance and sale of the Common Stock in the Offering, is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1	Subscription Agreement, dated as of March 3, 2023, by and among Bellerophon Therapeutics, Inc. and the purchaser identified on the signature pages thereto.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: March 6, 2023	By:	/s/ Peter Fernandes
Name: Peter Fernandes Title: Chief Executive Officer

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